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                                                                   EXHIBIT 10.71



SAIGENE CORPORATION
1725 220TH STREET SE
BOTHELL, WA  98021
PHONE:  206-485-5377
FAX:  206-486-8336
                                                                   June 20, 1997
Mr. Sanford S. Zweifach
President/CFO
Epoch Pharmaceuticals, Inc.
1725 220th St. SE, #104
Bothell, Washington 98021

Dear Sandy:

As indicated in your June 11, 1997 letter, Saigene proposes the following terms for retirement of the asset purchase agreement note with Epoch Pharmaceuticals.

         a) A cash payment of $500,000 upon closing of a private placement offering led by Round Hill Securities for $1.5 million or more (see attached engagement letter).

         b) The balance of the Epoch note will be repaid at the rate of $10,000 a month up to closing of the private placement and increase to $20,000 per month with interest continuing to accrue. The balance of the note will be paid in full in the event of any future financing of $1.0 million or more whichever comes first. In either case it is agreed the balance of the note will be paid in full within 24 months.

         c) On or before Friday June 27, 1996 Saigene will bring current its debt services obligations presently in the amount of $32,068.17.

         d) Saigene will pay accrued rent in the amount of $11,280 upon closing of the private placement.

         e) In addition to recognizing Epoch's present 12% equity position, Saigene will agree to a 2% fully diluted equity penalty per month, if Saigene fails to meet its monthly note and rent payment on time with no cure period.

In consideration of the following Epoch agrees to:

         a) Grant Saigene a ninety (90) day standstill on the Epoch note in order for Saigene to complete the private placement.

         b)   Issue a letter to Round Hill indicating this extension.

         c) Agree to provide facilities and administrative support in accordance with the current terms on a month to month basis.



Sincerely,                             Agreed to _______________________________
                                                    Sanford S. Zweifach
                                                    Epoch Pharmaceuticals, Inc.
Allan G. Cochrane                                   President/CFO
President/COO

Enclosure